UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2007 (February 7, 2007)

Hughes Network Systems, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-138009	11-3735091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11717 Exploration Lane Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 428-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2007, Hughes Communications Inc. (“Hughes”) issued a press release announcing that its wholly owned subsidiary, Hughes Network Systems, LLC (the “Company”), entered into a commitment letter (the “Commitment Letter”) with Bear Stearns Corporate Lending Inc. (“BSCL”), as the initial lender, Bear Stearns & Co. Inc., as lead arranger and bookrunning manager, and BSCL, as administrative agent. Pursuant to the Commitment Letter, BSCL agreed to provide the Company with debt financing in the aggregate principal amount of $115 million in the form of an unsecured senior term loan facility (the “Loan Facility”). The entry into the Loan Facility and financing thereunder is subject to the satisfaction of certain customary conditions. The Commitment Letter will terminate on March 31, 2007, unless terminated earlier by the Company.

Pursuant to the Commitment Letter, the Loan Facility will be guaranteed on a senior unsecured basis by all existing and future subsidiaries of the Company that guarantee the Company’s existing 9-1/2% Senior Notes due 2014 (the “Senior Notes”) and the Company’s existing $50.0 million senior secured revolving credit facility (the “Existing Revolver Facility”). HNS Finance Corp., a wholly owned subsidiary of the Company and co-issuer of the Senior Notes, will be a co-borrower under the Loan Facility. The interest rate on the Loan Facility is expected to be, at the option of the Company, the Adjusted LIBO Rate (as defined in the Existing Revolver Facility) plus 2.75% or ABR (as defined in the Existing Revolver Facility) plus 1.75%. The Loan Facility will be subject to certain mandatory and optional prepayment provisions and contain negative covenants and events of default, in each case, substantially similar to those provisions contained in the indenture governing the Senior Notes. The maturity date of the Loan Facility will be April 15, 2014. The Company plans to use the net proceeds from the Loan Facility to partially fund the purchase and/or construction of a satellite and/or for general corporate purposes.

The Company expects that it will enter into the Loan Facility on or prior to February 28, 2007. However, there can be no assurance that the Company will enter into the Loan Facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 2 – Financial Information and Section 7 – Regulation FD

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

On February 8, 2007, Hughes issued a press release announcing that the Company will be making a slide presentation to prospective lenders for the purpose of obtaining the debt financing under the Loan Facility discussed above. Certain information disclosed in the slide presentation including, but not limited to, certain preliminary select financial information of the Company for the year ended December 31, 2006 and certain business updates, has not previously been publicly reported. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein and a copy of the slide presentation is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

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Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the Exhibit Index on page 4 hereof, which is incorporated by reference in this Item 9.01(d).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Network Systems, LLC

Date: February 8, 2007	By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Vice President,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Hughes Communications Inc. dated February 7, 2007.

99.2	Press release issued by Hughes Communications Inc. dated February 8, 2007.

99.3	Lender Presentation dated February 2007.

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